                          Carter Ledyard & Milburn LLP
                                Counselors at Law

                                  2 Wall Street
                             New York, NY 10005-2072
 570 Lexington Avenue                  o                  1401 Eye Street, N.W.
  New York, NY 10022          Tel (212) 732-3200          Washington, DC 20005
    (212) 371-2720            Fax (212) 732-3232             (202) 898-1515

                                                                  ________, 2003

World Gold Trust Services, LLC
444 Madison Avenue
3rd Floor
New York, New York 10022

                      Re:      Equity Gold Trust

Dear Ladies and Gentlemen:

         We have served as counsel to World Gold Trust Services, LLC ("Sponsor")
in its capacity as sponsor of the Equity Gold Trust ("Trust") in connection with the formation of the Trust and the preparation and filing of a Registration
Statement on Form S-1 (Registration No. 333-105202), as amended by Amendment No.
1 and Amendment No. 2 (collectively, the "Registration Statement"), including the prospectus included in Part I of the Registration Statement (the
"Prospectus"), with the Securities and Exchange Commission under the Securities
Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "1933 Act"). The Registration Statement relates to the proposed registration under the 1933 Act of 60,400,000 shares of fractional undivided beneficial interest in and ownership of the Trust ("Shares").

         In connection with our representation, we have examined executed originals or copies of the following documents:

         1. The Certificate of Formation of the Sponsor ("Certificate"), dated
July 17, 2002, and the Amended and Restated Limited Liability Company Agreement
of the Sponsor ("LLC Agreement"), dated May 9, 2003, each as certified by the
Secretary of the Sponsor as of the date hereof.

         2. Resolutions of the sole member of the Sponsor, adopted as of July
26, 2002 and May 9, 2003, relating to the organization of the Sponsor, the formation of the Trust and the issuance of the Shares, each as certified by the
Secretary of the Sponsor as of the date hereof.

         3. The Registration Statement.

         4. The Prospectus.

         5. The Trust Indenture of the Trust dated as of _____, 2003 between the
Sponsor and ___________, as trustee of the Trust ("Trustee"), ("Trust
Indenture").

World Gold Trust Services, LLC

         6. The Distribution Agreement, dated ____, 2003, between the Sponsor and UBS Securities LLC ("UBS").

         7. The Allocated Bullion Account Agreement, dated ______, 2003, and the
Unallocated Bullion Account Agreement, dated ______, 2003, each between the
Trustee and HSBC Bank USA, as custodian.

         8. The Closing Memorandum, dated ______, 2003, between the Sponsor, the
Trustee and UBS relating to the formation of the Trust and the initial issuance of the Shares.

         9. The form of global certificate of ownership of the Shares to be issued under the Trust Indenture.

         10. A certificate of an authorized officer of the Sponsor with respect to certain factual matters contained therein.

         11. Such other pertinent records or documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii)
the conformity to the originals of all documents submitted to us as copies; and
(iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         In rendering the opinions contained herein, we have relied with respect to certain factual matters solely upon the representatives, certifications and other information contained in the documents listed in the second paragraph of this letter. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information. The opinions set forth below are also based on the following assumptions: (i) the Trust has been duly formed and is validly existing as a trust under the laws of the State of
New York; and (ii) the Registration Statement has been declared effective under the 1933 Act.

         We express no opinion as to matters of law in jurisdictions other than the State of New York and the United States.

         Except as otherwise expressly set forth in this letter, our opinions are based solely upon the law and the facts as they exist on the date hereof and we undertake no, and disclaim any, obligation to advise you of any subsequent change in law or facts or circumstances which might affect any matter or opinion set forth herein.

         Based on the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares, when issued in accordance with the terms of the Trust Indenture, including the receipt by the Trustee of the consideration required for the issuance of Shares, will be duly and legally issued and will be fully paid and non-assessable.

World Gold Trust Services, LLC

         This opinion letter is furnished by us, as counsel for the Sponsor, solely for your benefit in connection with the formation of the Trust and the issuance of the Shares and may not be used for any other purpose or relied upon by any other person other than you, without our prior written consent.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name where it appears in the
Registration Statement and the Prospectus.

                                     Very truly yours,

                                     Carter Ledyard & Milburn LLP